SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 31, 1997



                         HALTER MARINE GROUP, INC.
          (Exact name of registrant as specified in its charter)





      Delaware                        1-12159                   75-2656828
(State or other jurisdiction (Commission File Number)        (IRS Employer
of incorporation)                                        Identification  No.)





   13085 Industrial Seaway Road,
       Gulfport, Mississippi                           39503
(Address of principal executive offices)             (Zip Code)




     Registrant's telephone number, including area code: 601/896-0029

Item 5.   Other Events

          On March 31, 1997 Trinity Industries, Inc. ( Trinity ) distributed to its stockholders 15,000,000 shares of common stock of Halter Marine Group, Inc. ( Halter ), representing approximately 81.3% of the outstanding shares of Halter Common Stock. In September 1996,
          Halter conducted an initial public offering and sold shares representing approximately 18.7% of its outstanding common stock.
          As a result of the distribution, Trinity and Halter are no longer affiliated entities.

          In connection with the distribution, W. Ray Wallace, Timothy R. Wallace, John T. Sanford and F. Dean Phelps, representatives of Trinity who formerly were directors of Halter, resigned as directors of Halter.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

          Exhibit 99(1) - Press release of Registrant dated March 31, 1997

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HALTER MARINE GROUP, INC.




Date: April 14, 1997              By:  /S/ John Dane III
                                       John Dane III
                                       President and Chief Executive Officer




                                  EXHIBIT 99(1)





NEWS RELEASE

                                   Contact:
                                   Keith Voigts
                                   Vice President
                                   (601) 896-0029


FOR IMMEDIATE RELEASE
April 1, 1997


  GULFPORT, Miss. -- Halter Marine Group, Inc. (AMEX:HLX) today confirmed the completion on March 31, 1997 of the property distribution of the 15,000,000 shares of common stock of Halter previously owned by Trinity Industries, Inc., Halter's former parent company. As a result, Halter is not a subsidiary of Trinity, and Trinity does not own any shares of Halter.

  Halter Marine Group Inc., with headquarters in Gulfport, Miss., manufactures and markets a broad range of small- to medium-size ocean-going commercial, military and government vessels, including offshore support vessels, offshore double hull tank barges, patrol boats, landing craft, oceanographic research vessels, tugboats, towboats and luxury yachts.

                                  NNNN